EXHIBIT 10.4.1

AMENDMENT NO. 1 TO
TRINITY INDUSTRIES, INC. SUPPLEMENTAL RETIREMENT PLAN AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2009

WHEREAS, TRINITY INDUSTRIES, INC., a Delaware corporation (the “Company”), has heretofore adopted the TRINITY
INDUSTRIES, INC. SUPPLEMENTAL RETIREMENT PLAN AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2009 (the “Plan”); and

WHEREAS, pursuant to those provisions of the Plan permitting the Company to amend the Plan, the Company has determined to cease all benefit accruals under the Plan, effective as of the close of business March 31, 2009;

NOW THEREFORE, the Plan is hereby amended as follows, effective as of the close of business March 31, 2009:

1.	Section 3.01 of the Plan is hereby amended by adding the following sentence at the end thereof to be and read as follows:

Notwithstanding the foregoing, the Committee shall not designate any Employee who does not participate in the Plan on March 31, 2009 as eligible to participate on or after such date.

2.	Section 4.01 of the Plan is hereby amended by adding the following new subparagraph (d) at the end thereof to be and read as follows:

(d) Cessation of Benefit Accrual . Notwithstanding the foregoing, there shall be no further accrual of benefits under the Plan as of the close of business March 31, 2009.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on behalf of this __day of , 2009, effective as stated herein.

TRINITY INDUSTRIES, INC.

By:
Title:

ATTEST:

STATE OF        §
COUNTY OF        §
§

This instrument was acknowledged before me on the ____    day of , 2009, by of Trinity Industries, Inc., a Delaware corporation, on behalf of said corporation.

Notary Public in and for the
State of

My Commission Expires: